UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Omniture, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0619936

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

550 East Timpanogos Circle, Orem, Utah	84097

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which Each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable): 333-132987
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Omniture, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-132987), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2006 and including any subsequent amendments thereto (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits
The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1A	Restated Certificate of Incorporation of the Registrant currently in effect

3.1B	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the offering contemplated by the Registration Statement (the “Offering”)

3.2A*	Amended and Restated Bylaws of the Registrant, as adopted on April 20, 2004

3.2B*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Offering

4.1*	Specimen common stock certificate of the Registrant

4.2*	Amended and Restated Registration Rights Agreement, dated as of April 26, 2006, between the Registrant and certain holders of the Registrant’s common stock named therein

4.3*	Silicon Valley Bank Second Amended and Restated Loan and Security Agreement dated January 10, 2006
*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 23, 2006	OMNITURE, INC.
	By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1A	Restated Certificate of Incorporation of the Registrant currently in effect

3.1B	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the offering contemplated by the Registration Statement (the “Offering”)

3.2A*	Amended and Restated Bylaws of the Registrant, as adopted on April 20, 2004

3.2B*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Offering

4.1*	Specimen common stock certificate of the Registrant

4.2*	Amended and Restated Registration Rights Agreement, dated as of April 26, 2006, between the Registrant and certain holders of the Registrant’s common stock named therein

4.3*	Silicon Valley Bank Second Amended and Restated Loan and Security Agreement dated January 10, 2006
*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987).